UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification
of Incorporation)	File Number)	No.)

100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) The Chefs’ Warehouse, Inc. 2014 Cash Incentive Plan

On March 6, 2014, the Compensation Committee of The Chefs’ Warehouse, Inc. (the “Company”) approved the Company’s 2014 Cash Incentive Plan (the “2014 Plan”), which is a sub-plan of the Company’s 2011 Omnibus Equity Incentive Plan (the “2011 Omnibus Incentive Plan”). The 2014 Plan is administered by the Compensation Committee of the Company. Subject to the terms of the 2014 Plan, the Compensation Committee of the Company has full power and authority to determine the eligible participants under the 2014 Plan and the applicable performance thresholds and the performance measurements that apply to each award.

The Compensation Committee of the Company determined that all of the Company’s employees are eligible to participate in the 2014 Plan. The Compensation Committee determined that for Christopher Pappas, the Company’s Chief Executive Officer and President, performance measurements for 2014 will be based solely on corporate goals relating to adjusted EBITDA and revenue, each of which will be weighted equally. For John Austin, the Company’s Chief Financial Officer, Frank O’Dowd, the Company’s Chief Information Officer, Patricia Lecouras, the Company’s Chief Human Resources Officer, and Alexandros Aldous, the Company’s General Counsel and Corporate Secretary, performance measurements for 2014 will be based on a combination of corporate goals relating to adjusted EBITDA and revenue, each of which will be weighted equally, as well as individual performance goals. For each of Mr. Pappas, Mr. Austin, Mr. O’Dowd, Ms. Lecouras and Mr. Aldous, the revenue target will exclude revenue from new acquisitions in 2014 and give effect to the other exclusions and adjustments specifically identified in the 2014 Plan, and the adjusted EBITDA target will include adjusted EBITDA from new acquisitions in 2014, exclude startup costs associated with the possible opening of a new Chicago distribution facility and give effect to the other exclusions and adjustments specifically identified in the 2014 Plan. The Compensation Committee is authorized to interpret the 2014 Plan, to establish, amend and rescind any rules and regulations relating to the 2014 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2014 Plan.

For the Company’s 2014 fiscal year, the Compensation Committee has set target awards under the 2014 Plan for the principal executive officer, principal financial officer and each of the individuals who are still employed by the Company and were identified as the Company’s named executive officers in its 2013 Proxy Statement filed in connection with the Company’s 2013 annual stockholders’ meeting. For Mr. Pappas, the 2014 target award under the 2014 Plan is 100% of annual base salary. For Mr. Austin, the 2014 target award under the 2014 Plan is 75% of annual base salary. For Mr. O’Dowd, Ms. Lecouras and Mr. Aldous, the 2014 target award under the 2014 Plan is 50% of annual base salary. The maximum payout under the 2014 Plan with respect to the foregoing named executive officers is 200% of the target, and any payout exceeding 100% of an individual’s target will be paid in restricted stock which will vest on the first anniversary of the date of grant.

The foregoing summary is qualified in its entirety by reference to the 2014 Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	The Chefs’ Warehouse, Inc. 2014 Cash Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEF’S WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel

 Date:  March 12, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	The Chefs’ Warehouse, Inc. 2014 Cash Incentive Plan.